Exhibit 4.1

CONCENTRA INC.

as Obligor

and

THE BANK OF NEW YORK

as Trustee

SUPPLEMENTAL INDENTURE

Dated as of July 28, 2003

to

Indenture

Dated as of August 17, 1999

14% Senior Discount Debentures due 2010

SUPPLEMENTAL INDENTURE dated as of July 28, 2003 (this “Supplemental Indenture”), among Concentra Inc., a Delaware corporation (the “Company”), The Bank of New York, as successor to United States Trust Company of New York, as trustee (the “Trustee”), and all of the holders of the Company’s 14% Senior Discount Debentures due 2010 (the “Debentures”) listed on the signature pages hereto (each a “Debenture Holder” and collectively, the “Debenture Holders”).

WHEREAS, the Company has heretofore executed and delivered to the Trustee that certain Indenture dated as of August 17, 1999, as it may be amended or supplemented (the “Company Indenture”), providing for the issuance of the Debentures;

WHEREAS, Section 902 of the Company Indenture authorizes the Company and the Trustee, in accordance with the terms thereof, to enter into an indenture or indentures supplemental to the Company Indenture for the purpose of amending and supplementing the Company Indenture or any supplemental indenture or modifying the rights of the Debenture Holders;

WHEREAS, the execution and delivery of this Supplemental Indenture has been authorized by resolutions of the Board of Directors of the Company;

WHEREAS, the Debenture Holders desire to consent to the execution and delivery of this Supplemental Indenture for the purpose of amending and supplementing the Company Indenture and modifying the rights of the Debenture Holders as provided herein; and

WHEREAS, all conditions and requirements necessary to make this Supplemental Indenture a valid, legal, binding and enforceable instrument in accordance with its terms have been performed and fulfilled by the parties hereto and the execution and delivery thereof have been in all respects duly authorized by the parties hereto.

NOW, THEREFORE, in consideration of the above premises, each party hereby agrees, for the benefit of the others and for the equal and ratable benefit of the Debenture Holders, as follows:

ARTICLE I

THE DEBENTURES; TITLE AND TERMS; AMENDMENT

Section 1.1 Stated Maturity.

(a) The second paragraph of Section 301(a) of the Company Indenture is hereby amended and restated in its entirety to read as follows:

“The Debentures shall be known and designated as the “14% Senior Discount Debentures due 2011” of the Company. Their Stated Maturity shall be February 15, 2011.”

(b) The phrase “14% Senior Discount Debentures due 2010” is hereby amended and restated to read “14% Senior Discount Debentures due 2011” in each place such phrase appears in the Company Indenture and Exhibits thereto, including but not limited to the Form of Debenture attached as Exhibit A to the Company Indenture.

ARTICLE II

REDEMPTION OF DEBENTURES; AMENDMENT

Section 2.1 Optional Redemption. Section 1101 of the Company Indenture is hereby amended by adding the following sentence at the end of the first paragraph:

“Notwithstanding the foregoing, the redemption price for any redemption occurring during the period beginning on July 15, 2003 and ending on August 16, 2003, shall be equal to the sum of (x) the Accreted Value thereof on any Redemption Date less the Accreted Value thereof on the Issue Date and (y) 103% of the Accreted Value thereof on the Issue Date.”

Section 2.2 Notice of Redemption. The first sentence of Section 1105 of the Company Indenture is hereby amended and restated in its entirety to read as follows:

“Notice of redemption shall be given by first-class mail, postage prepaid, mailed not less than seven nor more than 60 days prior to the Redemption Date, to each Holder of Debentures to be redeemed, at his address appearing in the Debenture Register.”

(b) All references in the Company Indenture to periods for notice of redemption of the Debentures, including but not limited to such references in the Form of Debenture attached as Exhibit A to the Company Indenture, are hereby amended to provide for redemption upon not less than seven nor more than 60 days’ notice, in place of a period of not less than 30 nor more than 60 days’ notice.

(c) The last sentence of Section 1105 of the Company Indenture is hereby amended and restated to read in its entirety as follows:

“Notices of Redemption may be conditioned upon completion or satisfaction of any event, occurrence or other condition described in the notice of redemption.”

ARTICLE III

MISCELLANEOUS PROVISIONS

Section 3.1 Defined Terms. For all purposes of this Supplemental Indenture, except as otherwise defined or unless the context otherwise requires, terms used in capitalized form in this Supplemental Indenture and defined in the Company Indenture have the meanings specified in the Company Indenture.

Section 3.2 Indenture. Except as amended hereby, the Company Indenture and the Debentures are in all respects ratified and confirmed and all the terms thereof shall remain in full force and effect.

Section 3.3 Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.

Section 3.4 Successors. All agreements of the Company in this Supplemental Indenture and the Debentures shall bind its successors. All agreements of the Trustee in this Supplemental Indenture shall bind its successors.

Section 3.5 Duplicate Originals. All parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together shall represent the same agreement.

Section 3.6 Severability. In case any one or more of the provisions in this Supplemental Indenture or in the Debentures shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

Section 3.7 Trustee Disclaimer. The Trustee accepts the amendment of the Company Indenture effected by this Supplemental Indenture and agrees to execute the trust created by the Company Indenture as hereby amended, but on the terms and conditions set forth in the Company Indenture, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee, which terms and provisions shall in like manner define and limit its liabilities and responsibilities in the performance of the trust created by the Company Indenture as hereby amended, and without limiting the generality of the foregoing, the Trustee shall not be responsible in any manner whatsoever for or with respect to any of the recitals or statements contained herein, all of which recitals or statements are made solely by the Company, or for or with respect to (1)the validity or sufficiency of this Supplemental Indenture or any of the terms or provisions hereof, (2)the proper authorization hereof by the Company or any Debenture Holder by corporate action or otherwise, (3)the due execution hereof by the Company or any Debenture Holder or (4)the consequences (direct or indirect and whether deliberate or inadvertent) of any amendment herein provided for, and the Trustee makes no representation with respect to any such matters.

Section 3.8 Effectiveness. This Supplemental Indenture shall become effective, once executed by all necessary parties, upon receipt by the Trustee of a certificate of the appropriate officers of the Company and an Opinion of Counsel, each of which shall be dated no earlier than the date hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the day and year written above.

Attest:	CONCENTRA INC.,
as Obligor

/s/ Richard A. Parr II	By:	/s/ James M. Greenwood
Richard A. Parr II, Secretary	Name:	James M. Greenwood
	Title:	Executive Vice President

THE BANK OF NEW YORK,
as Trustee

	By:	/s/ Margaret M. Ciesmelewski
	Name:	Margaret M. Ciesmelewski
	Title:	Vice President

DEBENTURE HOLDERS

WCAS CAPITAL PARTNERS III, L.P.

By:	/s/ Jonathan Rather
Name:	Jonathan Rather
Title:	General Partner

A.S.F. CO-INVESTMENT PARTNERS, L.P.

By:	PAF 10/98, LLC, as general partner

	By:	Old Kings I, LLC, as general partner

		By:	/s/ Paul R. Crotty
		Name:	Paul R. Crotty
		Title:	Authorized Member

CMS CO-INVESTMENT SUBPARTNERSHIP II

By:	/s/ Richard A. Mitchell
Name:	Richard A. Mitchell
Title:	Authorized Representative

CMS DIVERSIFIED PARTNERS, L.P.

By:	/s/ Richard A. Mitchell
Name:	Richard A. Mitchell
Title:	Authorized Representative

MIDOCEAN CAPITAL INVESTORS, L.P.

By:	MidOcean Capital Partners, L.P., its general partner

	By:	Existing Fund GP, Ltd., its general partner

		By:	/s/ Andrew Spring
		Name:	Andrew Spring
		Title:	Principal

EURAZEO

By:	/s/ Bruno Keller
Name: Bruno Keller
Title: General Director

GS PRIVATE EQUITY PARTNERS II, L.P.

By:	/s/ Jennifer Barbetta
Name:	Jennifer Barbetta
Title:	Vice President

GS PRIVATE EQUITY PARTNERS II OFFSHORE, L.P.

By:	/s/ Jennifer Barbetta
Name:	Jennifer Barbetta
Title:	Vice President

GS PRIVATE EQUITY PARTNERS II— DIRECT INVESTMENT FUND, L.P.

By:	/s/ Jennifer Barbetta
Name:	Jennifer Barbetta
Title:	Vice President

GS PRIVATE EQUITY PARTNERS III, L.P.

By:	/s/ Jennifer Barbetta
Name:	Jennifer Barbetta
Title:	Vice President

GS PRIVATE EQUITY PARTNERS III OFFSHORE, L.P.

By:	/s/ Jennifer Barbetta
Name:	Jennifer Barbetta
Title:	Vice President

NBK/GS PRIVATE EQUITY PARTNERS, L.P.

By:	/s/ Jennifer Barbetta
Name:	Jennifer Barbetta
Title:	Vice President

HAMILTON LANE PRIVATE EQUITY PARTNERS, L.P.

By:	/s/ Mario L. Giannini
Name:	Mario L. Giannini
Title:	CEO

HAMILTON LANE PRIVATE EQUITY FUND PLC

By:	/s/ Mario L. Giannini
Name:	Mario L. Giannini
Title:	CEO

J.P. MORGAN DIRECT CORPORATE FINANCE INSTITUTIONAL INVESTORS, L.L.C.

JPMorgan Chase Bank as Investment Advisor

By:	/s/ Robert E. Kiss
Name:	Robert E. Kiss
Title:	Portfolio Manager

J.P. MORGAN DIRECT CORPORATE FINANCE PRIVATE INVESTORS, L.L.C.

JPMorgan Chase Bank as Investment Advisor

By:	/s/ Robert E. Kiss
Name:	Robert E. Kiss
Title:	Portfolio Manager

J.P. MORGAN PARTNERS (BHCA), L.P.

By:	/s/ John O’Connor
Name:	John O’Connor
Title:	Executive Partner

KNOTTY & CO., F/B/O CALIFORNIA STATE TEACHERS’ RETIREMENT SYSTEM

By:	/s/ Elleen Y. Okada
Name:	Elleen Y. Okada
Title:	Director of Investment Administration and External Relations

NASSAU CAPITAL PARTNERS III, L.P.

By:	/s/ Randall A. Hack
Name:	Randall A. Hack
Title:	Member

NAS PARTNERS, L.L.C.

By:	/s/ Randall A. Hack
Name:	Randall A. Hack
Title:	Member

NEW YORK LIFE CAPITAL PARTNERS LP

By:	NYLCAP Manager LLC, its Investment Manager

By:	/s/ Adam Clemens
Name:	Adam Clemens
Title:	EVP & COO

SURFBOARD & CO., F/B/O CALIFORNIA PUBLIC EMPLOYEES’ RETIREMENT SYSTEM

By:	/s/ Sarah Corr
Name:	Sarah Corr
Title:	Investment Officer II